UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIVUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 14, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Wednesday, June 14, 2006, at 10:00 a.m., local time, at our corporate office located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes:

1.                To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.                To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the fiscal year ending December 31, 2006.

3.                To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2005, which includes our audited financial statements and information about our operations, markets and products. We encourage you to read it.

Only stockholders of record at the close of business on April 24, 2006 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if the stockholder has returned a Proxy.

By order of the Board of Directors

Leland F. Wilson
President and Chief Executive Officer
Mountain View, California
April 28, 2006

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

i

VIVUS, INC.

PROXY STATEMENT FOR THE 2006
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of VIVUS, Inc., a Delaware corporation (also referred to herein as the Company or VIVUS), for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 14, 2006, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2005, including financial statements, were first mailed on or about May 8, 2006 to all stockholders entitled to vote at the Annual Meeting. Our principal executive office is located at 1172 Castro Street, Mountain View, CA 94040, and our telephone number is (650) 934-5200. Our website is www.vivus.com, and we make our current and periodic reports that are filed with the Securities and Exchange Commission, or the SEC, available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 24, 2006, or the Record Date, are entitled to notice and to vote at the Annual Meeting. At the Record Date, approximately 44,641,591 shares of our Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 4,313 stockholders. At the Record Date, we did not have any shares of Preferred Stock outstanding. The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Election at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, or the Proxy, and any additional solicitation material furnished to our stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and we expect to reimburse the corresponding forwarding expenses. We may elect to retain the services of a third party to solicit proxies, for which we estimate that we would pay a fee not to exceed $15,000. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election to determine whether or not a quorum is present. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote, or the Votes Cast, with respect to such matter.

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal, other than the election of directors. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Proxies

Whether or not you are able to attend the Annual Meeting, we urge you to submit your proxy, which is solicited by our Board of Directors and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted FOR the election of the directors (Proposal No. 1), FOR the ratification of the appointment of Odenberg, Ulllakko, Muranishi & Co. LLP as the designated independent auditors (Proposal No. 2), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2007 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended and our bylaws must be received by us no later than December 31, 2006 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2007 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no less than 35 days and no later than 60 days prior to the meeting. Our bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040, Attention: Chief Financial Officer.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Nominees for Director

Our bylaws authorize a board of six directors. A board of six directors is to be elected at the Annual Meeting. All six nominees are currently members of the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors, or the Board, to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of our directors or executive officers.

The nominees, and certain information about them as of the Record Date, are set forth below.

Name of Nominee	Age	Position Held With the Company	First Became a Director
Virgil A. Place, M.D.	81	Chairman of the Board, Chief Scientific Officer and Director	1991
Leland F. Wilson	62	President, Chief Executive Officer and Director	1991
Mark B. Logan(1)(2)	67	Director	1999
Mario M. Rosati(2)(3)(4)	59	Secretary and Director	1999
Linda M. Dairiki Shortliffe, M.D.(1)(2)(3)	57	Director	1999
Graham Strachan(1)(4)	66	Director	2001

(1)          Member of the audit committee of the board of directors.

(2)          Member of the compensation committee of the board of directors.

(3)          Member of the nominating and governance committee of the board of directors.

(4)          On April 18, 2005, Mr. Rosati resigned from the compensation committee and nominating and governance committee, with Mr. Strachan assuming the vacancies on such committees.

Virgil A. Place, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since VIVUS was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation from 1969 to 1991. In addition, Dr. Place served nine years on the ALZA Corporation Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from The Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at the Mayo Clinic.

Leland F. Wilson has been President and a director of VIVUS since it was formed in April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University and was a Lieutenant in the United States Army.

Mark B. Logan has been a director of VIVUS since March 1999. From November 1994 until his retirement in May 2001, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of VISX, Inc., a medical device company. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of Insmed Pharmaceuticals, Inc. Previously, Mr. Logan was Senior Vice President & Chief Operating Officer and a member of the Board of Directors of Bausch & Lomb Incorporated, and has held senior executive positions with Becton, Dickinson & Co. and Wyeth, Inc. Mr. Logan is a member of the investment committee of Tall Oaks Capital Partners, LLC. Mr. Logan also serves on the board of the University of Virgina Heart & Vascular Center, is a director of Public Policy Virginia, Inc. and is a trustee of the Southern Environmental Law Center. Mr. Logan received a B.A. from Hiram College, was a Woodrow Wilson Fellow at New York University, and received a P.M.D. from Harvard Business School.

Mario M. Rosati has been a director of VIVUS since March 1999. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971. Mr. Rosati also serves as a director of Aehr Test Systems, Sanmina-SCI Corporation and Symyx Technologies, Inc. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Linda M. Dairiki Shortliffe, M.D. has been a director of VIVUS since June 1999. Dr. Shortliffe has been Professor of Urology at Stanford University School of Medicine since 1993 and Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children’s Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics and serves as a Trustee to the American Board of Urology. Dr. Shortliffe has authored numerous publications and her works appear in prominent medical journals and books. Dr. Shortliffe received an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

Graham Strachan has been a director of VIVUS since June 2001. From 1987 to 1999, he was President and CEO of Allelix Biopharmaceuticals Inc., now NPS Allelix Pharmaceuticals Inc., which is engaged in the discovery and development of novel, small molecule drugs and recombinant therapeutic proteins. Between 1982 and 1986, Mr. Strachan held other executive level positions within Allelix, of which he was a co-founder in 1981. He has also been active in community service, particularly in life science organizations, and is currently chair of the Ontario Mental Health Research Foundation and the Canadian Biotechnology Human Resource Council. Mr. Strachan holds a B.Sc. Honours Chemistry degree from the University of Glasgow, is a Qualified Patent Agent in Canada and in the United States, and he completed an Advanced Management Program at the University of Western Ontario in 1972.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Board Meetings

The Board of Directors met four times and acted by unanimous written consent four times during fiscal 2005. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which each such director served during fiscal 2005.

Board Independence

The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except for Virgil A. Place, the Chairman of the Board and Chief Scientific Officer, and Leland F. Wilson, the President and Chief Executive Officer, is independent within the meaning of the

Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time.

Board Committees

The Board of Directors has Audit, Compensation and Nominating and Governance Committees. Each of these committees has adopted a written charter, all three of which can be found on our website at www.vivus.com. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2005 and its function:

Audit Committee

The Audit Committee consists of directors Logan, Shortliffe and Strachan, each of whom is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. The Board of Directors has determined that Mr. Logan is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held seven meetings during fiscal year 2005. It has held three meetings since the end of fiscal year 2005. Mr. Logan serves as Chairman of the Audit Committee.

The Audit Committee is responsible for:

•       overseeing the accounting, financial reporting and audit processes;

•       making recommendations to the Board of Directors regarding the selection of independent auditors;

•       reviewing the results and scope of audit and other services provided by the independent auditors;

•       reviewing the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•       reviewing our internal controls over financial reporting.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

The Audit Committee Report is included herein on page 16.

Compensation Committee

The Compensation Committee currently consists of directors Logan, Shortliffe and Strachan, with director Rosati having resigned from the Compensation Committee on April 18, 2005 and Director Strachan having filled the vacancy caused by Director Rosati’s resignation. The Compensation Committee held six meetings during fiscal year 2005. None of the members of the Compensation Committee is currently one of our executive officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. It has held three meetings since the end of fiscal year 2005.

The Compensation Committee is responsible for:

•       reviewing and approving the compensation and benefits for our officers and directors;

•       administering our 1994 Employee Stock Purchase Plan and 2001 Stock Option Plan;

•       making recommendations to the Board of Directors regarding such matters; and

•       performing other duties regarding compensation for employees and consultants as the Board of Directors may delegate from time to time.

The Compensation Committee Report is included herein on page 17.

Nominating and Governance Committee

In January 2004, the Board of Directors constituted a Nominating and Governance Committee and adopted a Nominating and Governance Committee charter. The Nominating and Governance Committee currently consists of directors Strachan and Shortliffe, with director Rosati having resigned from the Nominating and Governance Committee on April 18, 2005 and Director Strachan having filled the vacancy caused by Director Rosati’s resignation. Each of these directors is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. The Nominating and Governance Committee did not hold any meetings during fiscal year 2005. It has held one meeting since the end of fiscal year 2005.

The Nominating and Governance Committee is responsible for:

•       considering and periodically reporting on matters related to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

•       developing and recommending governance principles applicable to VIVUS; and

•       overseeing the evaluation of the Board of Directors and management.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to our Chief Financial Officer at VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040. In addition, procedures for stockholder direct nomination of directors are discussed above under “Deadline for Receipt of Stockholder Proposals” and are discussed in detail in our bylaws, which can be provided to you upon written request.

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders. Five of the directors then on the Board attended our 2005 Annual Meeting of Stockholders. The Nominating and Governance Committee will consider, during the upcoming year, adopting a formal policy on director attendance at annual meetings of stockholders.

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by writing to us at VIVUS, Inc., Attention: Chief Financial Officer, 1172 Castro Street, Mountain View, CA 94040. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, health care, education, or government. They should be committed to enhancing stockholder value and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly, all director duties. Each director must represent the interests of our stockholders.

The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and skill on the Board of Directors.

Code of Ethics

The Board of Directors has adopted a Code of Ethics which is applicable to all of our employees, including its principal executive officer and senior financial officer. The Code of Ethics may be found on our website at www.vivus.com. VIVUS will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page.

Compensation of Directors

Our non-employee directors, or Outside Directors, receive $35,000 per annum, paid in equal quarterly installments, as well as reimbursement for expenses incurred in connection with attending board and committee meetings. The non-employee director serving as Chairman of the Audit Committee receives an additional $5,000 on an annual basis. Under our 2001 Stock Option Plan, or the 2001 Plan, each Outside Director is automatically granted a non-qualified option to purchase 32,000 shares of Common Stock upon the date on which such person first becomes a director with an exercise price equal to the fair market value of our Common Stock as of the date of grant, also called the Initial Option. Thereafter, each Outside Director is automatically granted a non-qualified option to purchase 8,000 shares under the 2001 Plan on the date of each Annual Meeting of Stockholders, or the Subsequent Option, provided such director is re-elected and provided he or she has served as a director for at least six months as of such date. Initial Options granted under the 2001 Plan vest as to one-fourth (1/4th) of the shares on each anniversary date of grant over a period of four years so long as the optionee remains a director of VIVUS. Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of VIVUS.

Non-employee directors are also eligible to receive additional stock option grants. In January 2006, the Board of Directors granted to each of the Outside Directors a non-qualified stock option to purchase an additional 2,000 shares of our Common Stock with an exercise price equal to the closing price of our Common Stock on the date of grant as reported on the Nasdaq Stock Market. In February 2006, the Board

of Directors granted to each of the Outside Directors a non-qualified stock option to purchase an additional 4,000 shares of our Common Stock with an exercise price equal to the closing price of our Common Stock on the first business day following the date of grant as reported on the Nasdaq Stock Market. Each of these grants vests at a rate of 12.5% per month on the first day of each month following the date of grant.

Options granted under the 2001 Plan to Outside Directors have a term of ten years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2001 Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. The 2001 Plan is designed to work automatically, without administration, with respect to the granting of options to Outside Directors; however, to the extent administration is necessary, the 2001 Plan has been structured so that options granted to Outside Directors who administer our other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no other legal effect under Delaware law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal

The Board of Directors has selected Odenberg, Ullakko, Muranishi & Co. LLP to audit our financial statements for the fiscal year ending December 31, 2006. The decision of the Board of Directors to appoint Odenberg, Ullakko, Muranishi & Co. LLP, or OUM, was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with OUM in all of these respects.

OUM audited our financial statements as of December 31, 2005.

Required Vote

Stockholder ratification of the selection of OUM as our independent auditors for fiscal year 2006 is not required by our bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board is seeking stockholder ratification of its appointment of our independent auditors. In the event that the stockholders do not approve the selection of OUM, the appointment of the independent auditors may be reconsidered by the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of VIVUS and its stockholders.

OUM was first appointed in fiscal year 2005. Representatives of OUM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. Representatives of KPMG LLP, our previous years’ independent auditor, are not expected to be present at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP, AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2006.

FEES BILLED BY KPMG LLP DURING FISCAL 2005 and 2004

The approximate aggregate fees billed to VIVUS for the fiscal years 2005 and 2004 for professional services by KPMG LLP, our previous years’ independent auditor and principal accountant are set forth below:

	2005	2004
Audit Fees(1)	$32,282	$486,979
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	47,875
Total Fees	$32,282	$534,854

(1)          Audit Fees:   This category consists of fees for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)          Audit-Related Fees:   There were no audit-related fees billed by KPMG LLP during these periods.

(3)          Tax Fees:   There were no tax fees billed by KPMG LLP during these periods.

(4)          All Other Fees:   This category consists of fees incurred for work related to the issuance of KPMG LLP’s comfort letter for the shelf Registration Statement, which allows the Company to offer and sell up to an aggregate of $50 million of common stock from time to time in one or more offerings, filed on Form S-3 on December 22, 2004.

On June 28, 2005, the Audit Committee of the Board of Directors approved the dismissal of KPMG LLP as our independent registered public accounting firm. There were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedures which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused them to refer to the subject matter of the disagreements in connection with their report; and there were no “reportable events” as defined in Item 304 (a)(1)(v) of the SEC’s Regulation S-K. The Company requested KPMG LLP to furnish it with a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter, dated July 12, 2005, was filed as Exhibit 16.1 to the Form 8-K/A announcing KPMG LLP’s dismissal and the appointment of OUM, which was filed with the SEC on July 14, 2005.

FEES BILLED BY ODENBERG, ULLAKKO, MURANISHI & CO. LLP DURING FISCAL 2005

On June 29, 2005, the Audit Committee of the Board of Directors engaged Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. The approximate aggregate fees billed to VIVUS for the fiscal year ended December 31, 2005 for professional services by OUM are set forth below:

2005
Audit Fees(1)	$310,001
Audit-Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total Fees	$310,001

(1)          Audit Fees:   This category consists of fees for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for this fiscal year. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)          Audit-Related Fees:   There were no audit-related fees billed by OUM during this period.

(3)          Tax Fees:   There were no tax fees billed by OUM during this period.

(4)          All Other Fees:   The Audit Committee has established a policy governing our use of OUM for non-audit services. Under the policy, management may use OUM for non-audit services that are permitted under SEC rules and regulations, provided that management obtain the Audit Committee’s approval before such services are rendered. In fiscal year 2005, there were no “Other Fees” billed by OUM.

EXECUTIVE OFFICERS

The following table and the biographical information that follows it sets forth information as of the Record Date regarding our executive officers:

Name	Age	Position
Virgil A. Place, M.D.	81	Chairman of the Board, Chief Scientific Officer and Director
Leland F. Wilson	62	President, Chief Executive Officer and Director
Peter Y. Tam	42	Senior Vice President, Product and Corporate Development
John Dietrich, Ph.D.	59	Vice President, Research and Development
Wesley W. Day, Ph.D.	42	Vice President, Clinical Development
Guy P. Marsh	52	Vice President, U.S. Operations and General Manager
Timothy E. Morris	44	Vice President, Finance and Chief Financial Officer
Terry M. Nida	57	Vice President, Corporate Development and International Marketing

The biographical information of Dr. Place and Mr. Wilson is set forth above at Proposal No. 1, “Election of Directors.”

Peter Y. Tam has been Senior Vice President of Product and Corporate Development of VIVUS since July 2004. Prior to that time, Mr. Tam was Vice President of Strategic Planning and Corporate Development of VIVUS. Mr. Tam joined VIVUS in 1993 as Manager of Clinical Research, and in 1999 he assumed the responsibilities of Director of Clinical and Corporate Development. Prior to joining VIVUS, Mr. Tam held various research and clinical development positions at Genentech, Inc. from 1991 through 1993 and XOMA Corporation from 1987 to 1991. Mr. Tam received a B.S. in Chemistry from University of California Berkeley in 1986 and his M.B.A. at Santa Clara University in 2000.

John Dietrich, Ph.D. has been Vice President of Research and Development for VIVUS since October 2000. Prior to that time, he held a similar position at Cellegy Pharmaceuticals. From 1991 until 1999, Dr. Dietrich was Vice President of R&D at Allelix Biopharmaceuticals in Toronto, Canada, where he was responsible for all pre-clinical and clinical departments and managed a staff of 125 people. Dr. Dietrich received a B.S. from LeMoyne College, an M.S. from the University of Dayton and a Ph.D. in Pharmacology from the University of North Carolina and was an Assistant Professor at the University of Illinois School of Medicine.

Wesley W. Day, Ph.D. has been Vice President, Clinical Development for VIVUS since November 2005. Dr. Day has held a variety of positions from 1993 to October 2005 with Pfizer Inc., a research-based global pharmaceutical company, most recently serving as Senior Director- Safety and Risk Management from September 2003 until his departure in October 2005. He was Senior Associate Director- Worldwide Regulatory Affairs from August 2001 to 2003 and Associate Director II- Worldwide Regulatory Affairs from 2000 to 2001. Dr. Day holds a Ph.D. in pharmacology and toxicology from the University of Maryland at Baltimore, a B.S. from University of Texas Pan American, and he is a Diplomate of the American Board of Toxicology. Dr. Day has been an Adjunct Assistant Professor at the University of Maryland at Baltimore since 1995 and has also been an Adjunct Assistant Professor for Temple University.

Guy P. Marsh has been Vice President of U.S. Operations and General Manager for VIVUS since July 2000. In 2001, Mr. Marsh assumed responsibilities for U.S. Sales and Marketing of MUSE. Mr. Marsh joined VIVUS in May 1998 in the position of Senior Director, U.S. Operations, and assumed the responsibilities of General Manager, Operations in April 1999. Prior to joining VIVUS, Mr. Marsh served as Vice President Technical Operations for Copley Pharmaceutical, Inc. from April 1994 to April 1998.

Also during this period, Mr. Marsh served as a liaison between Copley Pharmaceutical and Copley’s majority stockholder, Hoechst-Celanese Corporation. From November 1987 to April 1994, Mr. Marsh served in various manufacturing, sales and business management roles for Hoechst-Roussel Pharmaceuticals, Inc. Mr. Marsh received a B.S. in Engineering from New Jersey Institute of Technology, holds a New Jersey State Professional Engineering License, and received an MBA from Seton Hall University.

Timothy E. Morris has been Vice President, Finance and Chief Financial Officer for VIVUS since November 2004. Prior to joining VIVUS, Mr. Morris served as Chief Financial Officer and Senior Vice President of Finance & Administration at Questcor Pharmaceuticals Inc. from September 2001 to November 2004. Prior to this position, Mr. Morris served as Vice President of Finance & Administration and Chief Financial Officer at InterPro Business Solutions from October 2000 to September 2001, at utility.com from October 1999 to October 2000 and at RiboGene, Inc., the predecessor company to Questcor, from May 1995 to October 1999. Prior to RiboGene, Mr. Morris was at Glycomed Incorporated from May 1992 to May 1995 most recently as Chief Accounting Officer, Acting Chief Financial Officer and Senior Director, Finance. Mr. Morris earned a B.S. degree, cum laude, in Business with an emphasis in Accounting from California State University, Chico, and in 1996 Mr. Morris became a Certified Public Accountant.

Terry M. Nida has been Vice President, Corporate Development and International Marketing for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe, and effective March 28, 1996 was appointed as an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A and M.A. from Wichita State University.

Executive Officer Compensation

The following table sets forth the compensation paid by us for services in all capacities during the fiscal years ended December 31, 2005, 2004, and 2003 to the Chief Executive Officer and the four other most highly compensated executive officers:

Summary Compensation Table

				Long-Term
				Compensation
				Securities	All Other
	Fiscal	Annual Compensation		Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Options(#)	($)
Leland F. Wilson	2005	473,246	79,860	400,315
President and Chief Executive Officer	2004	456,981	187,802	100,000	—
	2003	437,413	73,836	100,000	—
Peter Y. Tam	2005	267,000	60,075	115,000
Senior Vice President, Product and	2004	206,629	50,625	70,000	—
Corporate Development	2003	172,601	28,958	26,250
Guy P. Marsh	2005	240,796	40,634	60,000
Vice President, U.S. Operations and	2004	229,932	38,699	35,000	—
General Manager	2003	218,319	36,856	35,000	—
Timothy E. Morris (2).	2005	265,753	44,846	4,358
Vice President, Finance and	2004	84,580	4,930	200,000
Chief Financial Officer	2003	0	0	0
Terry M. Nida	2005	255,933	28,792	46,250
Vice President, Corporate Development	2004	247,400	27,685	26,250	—
and International Marketing	2003	240,152	26,879	26,250	—

(1)          Bonus amounts represent amounts earned in the year reported but paid subsequent to year-end.

(2)   Mr. Morris became Vice President, Finance and Chief Financial Officer on November 9, 2004.

Employment Agreements.   There are no employment agreements between us and any of our executive officers, except that Leland F. Wilson is entitled to severance pay of four months’ salary in the event of termination of employment without cause.

Change of Control Agreements.   We have entered into Change of Control Agreements with Leland F. Wilson, Wesley W. Day, Terry M. Nida, Guy P. Marsh, Peter Y. Tam and Timothy E. Morris (collectively, referred to as the Executive Officers) containing the same terms and conditions. Upon the involuntary termination of an Executive Officer’s employment without cause in connection with the acquisition of VIVUS or a change in our management (collectively referred to herein as a Change of Control), the Executive Officer is entitled to receive the following benefits:

(1)         Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

(2)         Monthly severance payments equal to one-twelfth (1/12 ) of the Executive Officer’s target bonus for the fiscal year in which the termination occurs;

(3)         Pro-rated amount of the Executive Officer’s target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that we employed the Executive Officer;

(4)         Continuation of benefits through the end of the severance period that is identical to those the Executive Officer was entitled to immediately prior to the Change of Control;

(5)         Outplacement services not to exceed twenty thousand dollars ($20,000.00); and

(6)         All unvested stock options granted and outstanding will automatically accelerate in full and become immediately vested and exercisable upon the closing of a Change of Control event.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2005 to each of the executive officers named in the Summary Compensation Table. Potential realizable values (i) are net of exercise price before taxes, (ii) assume that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, and (iii) assume that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on SEC rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

Option Grants in Fiscal 2005

	Individual Grants
	Number of Underlying Securities Options	% of Total Options Granted to Employees in Fiscal	Exercise Price Per	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted(1)	Year(2)	Share ($)(3)	Date	5%	10%
Leland F. Wilson	100,000	9.46	$4.15	01/24/2015	$260,991	$661,403
	50,315	4.76	$2.95	04/18/2015	$93,346	$236,558
	250,000	23.65	$3.73	08/23/2015	$586,444	$1,486,165
Peter Y. Tam	35,000	3.31	$4.15	01/24/2015	$91,347	$231,491
	80,000	7.57	$3.73	08/23/2015	$187,662	$475,573
Guy P. Marsh	35,000	3.31	$4.15	01/24/2015	$91,347	$231,491
	25,000	2.36	$3.73	08/23/2015	$58,644	$148,616
Timothy E. Morris.	4,358	0.41	$4.15	01/24/2015	$11,374	$28,824
Terry M. Nida	26,250	2.48	$4.15	01/24/2015	$68,510	$173,618
	20,000	1.89	$3.73	08/23/2015	$46,916	$118,893

(1)          The stock options granted in 2005 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48 th of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)          We granted options to purchase 1,057,178 shares of Common Stock to employees in fiscal 2005, including options granted to the individuals named in the Summary Compensation Table above.

(3)          Options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the Nasdaq Stock Market on the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information for each of the executive officers named in the Summary Compensation Table relating to the number and value of securities underlying exercisable and unexercisable options held at December 30, 2005.

	Shares Acquired on	Value Realized	Securities Underlying Unexercised Options at December 30, 2005(#)		Value of Unexercised In-the-Money Options at December 30, 2005($)(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Leland F. Wilson	60,000	73,350.00	899,062	431,251	44,865.53	0.00
Peter Y. Tam	0		147,176	171,574	7,493.75	0.00
Guy P. Marsh	0		189,791	87,709	0.00	0.00
Timothy E. Morris.	0		54,166	150,192	0.00	0.00
Terry M. Nida	46,875	2,976.57	233,904	69,846	15,571.88	0.00

(1)          Value of unexercised in-the-money options are based on a value of $2.96 per share, the last reported sale price of our Common Stock on the Nasdaq Stock Market on December 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

We currently maintain four equity-based compensation plans that have been approved by the stockholders—the 1991 Incentive Stock Option Plan, the 1994 Director Option Plan, the 1994 Employee Stock Purchase Plan, and the 2001 Stock Option Plan. The following table sets forth, for each of our equity-based compensation plans, the number of shares of our Common Stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2005:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	4,404,664	(1)	$4.3139	2,189,500	(2)
Equity compensation plans not approved by security holders	0		—	0
Total	4,404,664		$4.3139	2,189,500

(1)   Includes outstanding stock options for 1,685,655 shares under the 1991 Incentive Stock Option Plan, 176,000 shares under the 1994 Director Option Plan and 2,543,009 shares under the 2001 Stock Option Plan.

(2)   Includes 1,710,254 shares for the 2001 Stock Option Plan and 479,246 shares for the 1994 Employee Stock Purchase Plan.  On January 1 of each year during the term of the 2001 Stock Option Plan, an annual increase is to be added on the first day of the Company's fiscal year beginning in 2003, equal to the lesser of (i) one million (1,000,000) shares, (ii) two and one-half percent (2.5%) of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors.  The Shares may be authorized, but unissued, or reacquired Common Stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management. In addition, the Audit Committee has discussed with Odenberg, Ullakko, Muranishi & Co. LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Odenberg, Ullakko, Muranishi & Co. LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Odenberg, Ullakko, Muranishi & Co. LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Mark B. Logan
Linda M. Dairiki Shortliffe, M.D.
Graham Strachan

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of our Board of Directors, or the Compensation Committee, determines the compensation of our Chief Executive Officer and our other executive officers. The Compensation Committee is comprised entirely of outside directors. In addition to determining the salary and bonus compensation for all of our executive officers, the Compensation Committee determines the nature and timing of awards and grants under our stock option plans.

The goals of the compensation program are to align compensation with our performance, objectives and stockholder interests, and to attract, retain and reward executive officers whose contributions are critical to our long-term success. The primary components of our compensation package are salary, bonuses and stock options.

Salary

The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other pharmaceutical companies located on the West Coast. Additionally, the Compensation Committee takes into account general business and economic conditions. We set our salaries to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

Bonuses

Our bonus plan for executives provides the opportunity for annual cash bonuses based on accomplishment of specific individual performance objectives and in recognition of attaining certain company wide goals. These objectives are set at the beginning of the fiscal year based on annual objectives, and performance against these objectives is assessed at the beginning of the next fiscal year.

Stock Options

The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management’s interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our key employees to continue in our employ and encourages employees to maintain a long-term perspective. The Compensation Committee has been given the authority by the Board of Directors to grant stock options to our executives under our 2001 Stock Option Plan. In determining the size of stock option grants, the Compensation Committee focuses primarily on our performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Compensation of the Chief Executive Officer

Leland F. Wilson has been the President and Chief Executive Officer since 1991. The Compensation Committee used the same compensation policy described above for all executive officers to determine Mr. Wilson’s fiscal year 2005 compensation. In setting both the cash-based and the equity-based elements of Mr. Wilson’s compensation, the Compensation Committee considered our performance, competitive forces taking into account Mr. Wilson’s experience and knowledge, and Mr. Wilson’s leadership in achieving our long-term goals. The Compensation Committee determined that it was appropriate to increase Mr. Wilson’s base salary during fiscal year 2005 from $456,981 to $473,246 commencing in

January 2005. Mr. Wilson was also awarded cash bonuses for the fiscal year 2005 in the aggregate amount of $187,802. In January 2005, he received a stock option grant under our 2001 Stock Option Plan for 100,000 shares of common stock which vests over four years. On April 18, 2005, Mr. Wilson received a stock option grant under our 2001 Stock Option Plan for 50,315 shares of common stock that was fully vested on the date of grant. In August 2005, Mr. Wilson received a stock option grant under our 2001 Stock Option Plan for 250,000 shares of common stock which vests over four years. The Compensation Committee believes Mr. Wilson’s fiscal year 2005 compensation was fair, relative to our performance and Mr. Wilson’s individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.

Policy Regarding Deductibility of Compensation

We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2005 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation. In the opinion of the Compensation Committee, the foregoing compensation policies have been successful in tying compensation directly to the company’s performance and aligning stockholder interest, as well as to attract and retain qualified executives. The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Mark B. Logan
Linda M. Dairiki Shortliffe, M.D.
Graham Strachan

Compensation Committee Interlocks and Insider Participation

The Committee is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees. The Committee also administers various incentive compensation and benefit plans. Leland Wilson, President and Chief Executive Officer, and Timothy Morris, Vice President, Finance and Chief Financial Officer, generally participate in discussions and decisions regarding salaries and incentive compensation for all employees, except that Mr. Wilson and Mr. Morris are excluded from discussions regarding their respective salaries and incentive compensation.

Corporate Performance Graph

The following graph shows a comparison of total stockholder return for holders of our Common Stock from December 31, 2000, through December 31, 2005 compared with the NASDAQ Stock Market (U.S.)

Index and RDG Microcap Pharmaceutical Index. Total stockholder return assumes $100 invested at the beginning of the period in our Common Stock, the stock represented in the NASDAQ Stock Market (U.S.) Index and the stock represented by the RDG Microcap Pharmaceutical Index, respectively. This graph is presented pursuant to SEC rules. We believe that while total stockholder return can be an important indicator of corporate performance, the stock prices of microcap pharmaceutical stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.

We are now including the RDG Microcap Pharmaceutical index to the previously filed NASDAQ Stock Market (U.S.) and NASDAQ Pharmaceutical indices. We are a member of the RDG Microcap Pharmaceutical index and we feel that it provides a more appropriate comparison to peer companies in our sector with similar market capitalization. The RDG Microcap Pharmaceutical index will be used in our performance graph going forward.

Comparison of Cumulative Total Return

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG VIVUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE RDG MICROCAP PHARMACEUTICAL INDEX

*                    $100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
VIVUS, INC.	100.00	225.85	172.98	175.76	206.37	137.27
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
RDG MICROCAP PHARMACEUTICAL	100.00	88.08	39.41	77.82	58.06	21.27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of April 1, 2006 by (i) each person or entity who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each of the executive officers named in the Summary Compensation Table on page 13 hereof; and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Five Percent Stockholders,	Beneficially Owned Stock(1)
Directors and Executive Officers	Number of Shares	Percent
Royce & Associates, LLC(2)	5,659,700	12.7%
Chilton Investment Company, Inc.(3)	3,343,518	7.5
Virgil A. Place, M.D.(4)	765,036	1.7
Leland F. Wilson(5)	1,471,033	3.2
Peter Y. Tam(6)	225,793	*
Guy P. Marsh(7)	212,477	*
Timothy E. Morris(8)	76,088	*
Terry M. Nida(9)	305,183	*
Mark B. Logan(10)	88,500	*
Mario M. Rosati(11)	94,392	*
Linda M. Dairiki Shortliffe, M.D.(12)	88,500	*
Graham Strachan(13)	72,500	*
All directors and executive officers as a group (12 persons)(14)	3,590,000	7.7

*                    Less than 1%

(1)          Applicable percentage ownership is based on 44,641,591 shares of Common Stock as of April 1, 2006. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2006 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)          According to a Schedule 13G/A filed with the SEC on February 1, 2006, Royce and Associates, LLC may be deemed to be the beneficial owner of 5,659,700 shares of Common Stock. The address for Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(3)          According to a Schedule 13G/A filed with the SEC on February 14, 2006, Chilton Investment Company, Inc. may be deemed to be the beneficial owner of 3,343,518 shares of Common Stock. The address for Chilton Investment Company, Inc. is 1266 East Main Street, 7th Floor, Stamford, CT 06902.

(4)          Includes 539,618 shares owned by the Virgil A. Place Trust dated February 19, 1993 and 800 shares held by the Virgil A. Place Family Trust dated February 19, 1993 of which Dr. Place is a trustee, 75,728 shares held by Dr. Place’s spouse, 22,800 shares of Common Stock held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, 6,800 shares held by Dr. Place’s minor child, 35,002 shares held by the Virgil A. Place

Arboretum and Botanical Gardens and 84,288 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(5)          Shares owned by the Leland F. Wilson Living Trust dated July 20, 1999 of which Mr. Wilson is a trustee. Also includes 826,627 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(6)          Includes 169,990 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(7)          Includes 208,746 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(8)          Includes 76,088 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(9)          Includes 249,202 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(10)   Includes 88,500 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(11)   Includes 5,590 shares held by Mario M. Rosati, Trustee, Mario M. Rosati Trust U/A 1/5/90 and 88,500 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(12)   Includes 88,500 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(13)   Includes 72,500 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

(14)   Includes 2,764,589 options to purchase shares vested and exercisable within 60 days of April 1, 2006.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by us or on written representations from certain reporting persons submitted to us during the year ended December 31, 2005, we believe that during the period from January 1, 2005 to December 31, 2005, all of our executive officers, directors and ten percent (10%) stockholders complied with all Section 16(a) requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements with Executive Officers

In July 1998, the Board of Directors approved a form of Change of Control Agreement for all senior executives. The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring VIVUS or that a change in our management may otherwise occur (collectively known as a Change of Control), with or without the approval of our Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of VIVUS to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail in the section under “Executive Officer Compensation” on page 13 of this Proxy Statement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Other Transactions

Mario M. Rosati, a Director and the Secretary, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which serves as our outside counsel.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

The Board of Directors
Mountain View, California
April 28, 2006

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
VIVUS, INC.
(a Nasdaq-Listed Company)

Purpose

This Charter governs the operations of the Audit Committee of the Board of Directors, or the Audit Committee, of VIVUS, Inc., or the Company. The purpose of the Audit Committee shall be to:

•       Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•       Assist the Board of Directors of the Company, or the Board, in oversight and monitoring of:

i.                    the integrity of the Company’s financial statements,

ii.                the Company’s financial reporting process,

iii.            the Company’s compliance with legal and regulatory requirements under applicable securities law,

iv.              the independent auditor’s qualifications, independence and performance and

v.                  the Company’s systems of internal accounting and financial controls;

•       Prepare a report in accordance with the rules of the Securities and Exchange Commission, or the SEC, in the Company’s annual proxy statement;

•       Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•       Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.

The Audit Committee will cooperate with the independent auditors and management of the Company to maintain free and open communication between the Audit Committee, independent auditors, and management of the Company. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

Membership

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•       Each member will be an independent director, as defined in:

i.                    NASDAQ Rule 4200 and

ii.                the rules of the SEC,

and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee;

•       Each member will be able to read and understand fundamental financial statements in accordance with the NASDAQ National Market Audit Committee requirements; and

•       At least one member will be an “audit committee financial expert” as defined by the SEC and the Company shall disclose the name of such audit committee financial expert and whether such person is independent of management in the Company’s Annual Report on Form 10-K; provided, however, in the event there is not at least one member who is an “audit committee financial expert” as defined by the SEC, then the Audit Committee shall direct the Company to disclose this fact in the Company’s Annual Report on Form 10-K and explain why there is no such expert.

The members of the Audit Committee shall be elected by the Board to serve until their successors shall be duly elected and qualified or until their earlier resignation. Unless a Chairperson of the Audit Committee is elected by the Board, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee.

Responsibilities

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The responsibilities of the Audit Committee shall include:

•       The sole and exclusive authority for the appointment and termination, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•       Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

•       Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•       Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

(i)             reviewing the independent auditors’ proposed scope and approach for their audit and quarterly reviews for the current year;

(ii)         obtaining quarterly representations from the independent auditors regarding relationships and services with the Company that may impact independence, and to the extent there are such relationships, monitoring and investigating them;

(iii)     reviewing the auditors’ independence, including obtaining an annual written communication delineating all the independent auditors’ relationships and professional services as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and presenting this statement to the Board of Directors;

(iv)       reviewing the independent auditors’ peer review conducted every three years;

(v)           discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

(vi)       reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•       Directing the Company’s independent auditors to review (before filing with the SEC) the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•       Reviewing (before release) the unaudited quarterly operating results in the Company’s quarterly earnings release;

•       Reviewing the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

•       Reviewing with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

•       Discussing quarterly with the independent auditor the critical policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, together with the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•       Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

•       Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•       Providing oversight and review (at least annually) of the Company’s risk management policies, including its investment policies;

•       Reviewing and approving in advance any proposed related party transactions;

•       If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•       As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•       Reviewing its own Charter, structure, processes and membership requirements;

•       Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•       Establishing procedures for receiving, retaining and treating complaints received by the Audit Committee regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require.

In order to foster open communication, the Audit Committee will meet separately or together with the Chief Executive Officer, the Chief Financial Officer of the Company and the Controller (or Assistant Controller) of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this Charter.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports

In addition to presenting the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Audit Committee’s charter.

Compensation

Members of the Audit Committee may not receive any compensation from the Company except the compensation, if any, that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Proxy – VIVUS, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2006 ANNUAL MEETING OF STOCKHOLDERS - JUNE 14, 2006

The undersigned stockholder of VIVUS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and the 2005 Annual Report to Stockholders and hereby appoints Leland F. Wilson and Timothy E. Morris, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of VIVUS, Inc. to be held on June 14, 2006, at 10:00 a.m. local time, at VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled  to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS INDEPENDENT PUBLIC AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

VIVUS, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - Virgil A. Place, M.D.	☐	☐	04 - Mario M. Rosati	☐	☐

	For	Withhold		For	Withhold
02 - Leland F. Wilson	☐	☐	05 - Linda M. Dairiki Shortliffe, M.D.	☐	☐

	For	Withhold		For	Withhold
03 - Mark B. Logan	☐	☐	06 - Graham Strachan	☐	☐

B  Issue

The Board of Directors recommends a vote FOR the following proposal.

2.	Ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as independent public auditors of the Company for the fiscal year ending December 31, 2006.	For ☐	Against ☐	Abstain ☐

C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)